Exhibit 10.9

EPSILON ENERGY LTD.

AMENDED AND RESTATED 2017 STOCK OPTION PLAN

ARTICLE 1
INTERPRETATION

1.1                               Supersedes Prior Option Plans

This Plan supersedes and replaces all prior option plans of Epsilon Energy Ltd., and all Options granted under any such prior option plans shall be Options governed by and subject to the provisions of this Plan.

1.2                               Purpose of Plan

The purpose of the Plan is (i) to encourage and develop the interest of Optionees in the growth and development of the Corporation by providing such persons with the opportunity to acquire a proprietary interest in the Corporation, thereby more closely aligning the personal interests of such Optionees to that of the shareholders of the Corporation and (ii) to better enable the Corporation and its subsidiaries to compensate, attract, retain and motivate persons of desired experience and ability.

1.3                               Definitions

In this Plan, unless there is something in the subject or context inconsistent therewith, the following terms shall have the following meanings:

(a)                                 “Act” means the Securities Act (Alberta), as amended;

(b)                                 “Board of Directors” means the board of directors of the Corporation;

(c)                                  “Common Share” means a common share in the capital of the Corporation as constituted on the effective date of this Plan and, after any adjustments pursuant to section 6.1, means the shares or other securities or property which, as a result of such adjustments and all prior adjustments pursuant to section 6.1, the holders of Options are then entitled to receive on the exercise thereof;

(d)                                 “Consultant” has the meaning set out in National Instrument 45-106 Prospectus and Registration Exemptions;

(e)                                  “Convertible Securities” means securities issued by the Corporation which entitle the holder to acquire Common Shares;

(f)                                   “Corporation” means Epsilon Energy Ltd. and any successor or continuing corporation resulting from any form of corporate reorganization;

(g)                                  “Current Market Price” means the closing trading price per Common Share on the Exchange on the date preceding the date of the computation, or if such

Common Shares are not listed on any stock exchange at a price determined by the Board of Directors.  If no trades are reported on the Exchange on such trading day, the trade occurring on the last day on which a trade took place preceding the relevant date will be used in the computation;

(h)                                 “Exchange” means, at any time, the Toronto Stock Exchange if the Common Shares are listed and posted for trading thereon at such time or, otherwise, any other stock exchange upon which the Common Shares are listed and posted for trading at such time;

(i)                                     “Exercise Price” means the price at which a Common Share may be purchased pursuant to the exercise of a Vested Option;

(j)                                    “Expiry Date” means the date upon which an Option expires and is of no further force or effect, as may be adjusted pursuant to Article 6;

(k)                                 “Option” means a right to purchase one Common Share that is granted pursuant to this Plan;

(l)                                     “Option Agreement” means an agreement between the Corporation and an Optionee pursuant to which an Option is granted to such Optionee;

(m)                             “Optionee” means a Participant to whom an Option has been granted pursuant to this Plan;

(n)                                 “Participant” means, at any time, a person who at such time is at least one of a director, officer or employee of the Corporation or one of its subsidiaries (or a corporation wholly-owned by such person or together with such person’s spouse and/or children) or a Consultant;

(o)                                 “Plan” means the stock option plan, as amended from time to time;

(p)                                 “Unvested Option” means, at any time, an Option that is not exercisable at such time;

(q)                                 “Vesting Date” means the date upon which an Unvested Option vests so as to become a Vested Option; and

(r)                                    “Vested Option” means, at any time, an Option that is exercisable at such time.

1.4                               Number and Gender

In this Plan, unless there is something in the subject or context inconsistent therewith, words importing the singular number include the plural, and vice versa, and words importing the masculine gender include the feminine and neuter genders, and vice versa.

1.5                               No Effect on Employment or Retainer

Participation in this Plan by a Participant and/or the Corporation is entirely voluntary and does not affect the Participant’s employment or continued retainer by, or other engagement with, the Corporation or its subsidiaries.  Neither this Plan nor the granting to a Participant of an Option hereunder of itself gives such Participant any right to continue to be a director, officer, employee or Consultant of the Corporation or any of its subsidiaries.

None of the terms and conditions governing an Option shall be affected by any change in the terms of the Optionee’s employment by or engagement with the Corporation so long as the Optionee continues to be a Participant.  The terms of this Plan or any Option Agreement shall not affect in any manner whatsoever the terms or validity of any employment agreement to which the Corporation or any of its subsidiaries is a party.

1.6                               No Rights as Shareholder

An Optionee has no rights whatsoever as a shareholder in respect of a Common Share to which such Optionee is entitled upon the valid exercise of a Vested Option unless and until such Optionee has validly exercised such Option and paid the Exercise Price and such Common Share has been issued to such Optionee.

1.7                               No Assurance of Value

The Corporation does not assure a profit or protect against a loss upon the exercise of any Option or the subsequent sale of any Common Share acquired by exercise of an Option.  The Corporation assumes no responsibility relating to any tax liability of the Optionee by reason of any transaction entered into pursuant to this Plan.

1.8                               No Limitations on Board of Directors

Nothing contained in this Plan shall or shall be deemed to restrict or in any way limit the rights and powers of the Board of Directors in relation to any allotment and issuance of any securities of the Corporation that are not reserved for issuance under this Plan, subject to the regulations of the Exchange.

1.9                               No Inconsistencies with Exchange Rules

This Plan is subject to the rules and regulations of the Exchange and any other exchange facility through which the Common Shares may be traded.  To the extent that any provision of this Plan conflicts with any such rules and regulations, such rules and regulations shall govern and this Plan shall be deemed to be amended to be consistent with such rules and regulation, and the Board of Directors of the Corporation is authorized and empowered to do all such acts and things and to restate the Plan in accordance with any such deemed amendments without any further action or approval of the shareholders of the Corporation.

ARTICLE 2
ADMINISTRATION OF PLAN

2.1                               Board of Directors Responsible

This Plan shall be administered by the Board of Directors, however, the Board of Directors may delegate to a committee of the Board of Directors or to one or more officers of the Corporation the responsibility for administering the Plan or any portion of this Plan.  Any reference in this Plan to the Board of Directors shall include a reference to such a committee or officer(s), as the case may be.

2.2                               Decisions Final and Binding

All decisions and interpretations by the Board of Directors respecting this Plan or Options granted under this Plan, including decisions as to adjustments in accordance with section 6.1, shall, absent bad faith, be final and binding on the Corporation, all Optionees and Participants and their respective successors.

2.3                               Regulatory Approvals

The administration of this Plan, including the grant or exercise of any Options, is subject to receipt by the Corporation of all approvals, advance rulings, exemptions or registrations required or desired under applicable laws and regulations, including all approvals or registrations required by the Exchange or any other exchange facility through which the Common Shares may, from time to time, be traded.

2.4                               Maintenance of Records

The Corporation will maintain all records relating to the administration of this Plan as may be necessary or advisable.  Upon written request from an Optionee, the Corporation will furnish to that Optionee a statement indicating the number of Options held on such Optionee’s behalf.

2.5                               Amendments to and Termination of Plan

The Board of Directors may at any time, but subject always to the receipt of required regulatory approvals, alter, amend or revise the terms and conditions of this Plan or of any outstanding Options or suspend, discontinue or terminate this Plan or any portion hereof, all provided that, without the prior written consent of an Optionee, no such action shall adversely affect any Options previously granted to such Optionee and in respect of which the conditions of section 4.3 have been satisfied.  Specifically, the Board of Directors shall not require the approval of the Shareholders of the Corporation for the following types of amendments:

(a)                                 amendments of a “housekeeping” nature;

(b)                                 a change to the vesting provisions of the Plan; and

(c)                                  a change to the termination provisions of the Plan which does not entail an extension beyond the original Expiry Date.

Upon the suspension, discontinuance or termination of this Plan or any portion of this Plan, any Option granted prior thereto and in respect of which the conditions in section 4.3 have been satisfied shall remain exercisable in accordance with its terms as specified in this Plan and in the Option Agreement.

ARTICLE 3
RESERVATION AND ISSUANCE OF COMMON SHARES

3.1                               Interpretation

In Article 3 and Article 6, the following terms shall have the following meanings:

(a)                                 “Associate” has the meaning assigned by the Act;

(b)                                 “Insider” means (i) an insider (as defined in the Act) of the Corporation and (ii) Associate of any person who is an insider of the Corporation by virtue of sub-paragraph (i); and

(c)                                  “Outstanding Common Shares” means, at any time, the number of Common Shares issued and outstanding on a non-diluted basis at such time.

3.2                               Common Shares Subject to Options

The number of authorized but unissued Common Shares that may be issued upon the exercise of Options granted under the Plan at any time shall not exceed 2,000,000 Common Shares.  The maximum aggregate number of Common Shares that may be issued pursuant to the Plan, together with all of the Corporation’s other security based compensation arrangements, shall not result at any time in:

(a)                                 the number of Common Shares reserved for issuance to Insiders exceeding 10% of the Outstanding Common Shares;

(b)                                 the grant to Insiders within a 12 month period, of a number of Options exceeding 10% of the Outstanding Common Shares; or

(c)                                  the grant to any one Optionee within a 12 month period, of a number of Options exceeding 5% of the Outstanding Common Shares.

Subject to the Exchange Company Manual, the aggregate number of Common Shares reserved for issuance to any one Optionee under Options granted in any 12 month period shall not exceed 5% of the Outstanding Common Shares determined at the date of grant (or 2% of the Outstanding Common Shares in the case of an Optionee who is a Consultant or an employee conducting investor relations activities).

Appropriate adjustments shall be made as set out in section 6, in both the number of Common Shares covered by individual grants and the total number of Common Shares authorized to be issued under the Plan, to give effect to any relevant changes in the capitalization of the Corporation.

If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased Common Shares subject to such Option shall again be available for the purpose of the Plan.

ARTICLE 4
GRANT OF OPTIONS

4.1                               Discretionary Grants of Options

The Board of Directors may from time to time and in its discretion grant a specified number of Options to any one or more Participants.  At the time of grant, the Board of Directors shall fix the following terms in respect of each grant of Options to each Participant:

(a)                                 the Exercise Price(s);

(b)                                 the Vesting Date(s); and

(c)                                  the Expiry Date(s).

The Board of Directors may also fix such other terms and conditions of the Option Agreement, not inconsistent with this Plan, as the Board of Directors in its discretion may determine.

4.2                               Limitations on Terms of Options

The terms fixed by the Board of Directors in respect of a grant of Options shall be subject to the following conditions:

(a)                                 the Expiry Date of an Option shall be no later than ten years from the date of grant of such Option;

(b)                                 the Option shall not be assignable or transferable and shall be exercisable only by the Optionee or such Optionee’s estate; and

(c)                                  the Exercise Price of any Option will be fixed by the Board of Directors when such Option is granted and will be no lower than the Current Market Price.

4.3                               Conditions Precedent to Effectiveness of Options

The grant of an Option to a Participant is conditional and is of no force and effect until the following conditions shall have been satisfied:

(a)                                 all regulatory approvals have been obtained; and

(b)                                 an Option Agreement has been duly executed by the Corporation and delivered to such Participant.

4.4                               Execution and Delivery of Option Agreement

An Option Agreement shall be in the form attached as Appendix “A” to this Plan or in such other form as the Board of Directors may from time to time approve.  An Option Agreement may be executed and delivered for and on behalf of the Corporation by either the Chairman of the Board of the Corporation or such other officer of the Corporation who may be identified for such purpose by the Board of Directors.

ARTICLE 5
EXERCISE OF OPTIONS

5.1                               Exercise of Vested Options

Subject to section 5.2 and 5.6, a Vested Option may be exercised by either:

(a)                                 delivery from the Optionee to the Corporation, at its principal business office in Concord, Ontario of a written notice of exercise (“Exercise Notice”), substantially in the form attached as Appendix “B” to this Plan, that specifies the number of Common Shares with respect to which such Vested Option is being exercised, together with payment in full of the Exercise Price for the Common Shares that are being purchased pursuant to such exercise; or

(b)                                 utilizing the online tool and account established with the Company’s stock plan administrator, and following the procedures therein contained, in which case an Optionee may also elect to effect a “cashless” exercise of its Vested Option as more particularly described in section 5.2.

5.2                               Cashless Exercise of Vested Options

(a)                                 an Optionee may elect to effect a “cashless” exercise of its Vested Option by utilizing the online tool and account established with the Company’s stock plan administrator and following the procedure therein contained.  In such case, the Optionee will not be required to deliver payment as otherwise required pursuant to section 5.1.  In lieu of making such payment, the Optionee will receive upon such exercise the “Net Amount” or, at the election of the Optionee, the “Net Number of Common Shares”, as determined according to the following Formulas (the “Cashless Exercise”):

Where:	A = the total number of Common Shares with respect to which

the Vested Options are then being exercised.

B = the price at which the Common Shares with respect to which the Vested Options are then being exercised are sold on the open market in conjunction with the Cashless Exercise.

C = the Exercise Price of the Vested Options.

T = the amount the Company determines, in its discretion acting reasonably, is required to satisfy the Company’s source withholding and remittance obligations in respect of the Vested Option.

Additionally, the Corporation’s Stock Plan Administrator will ensure that the exercise of the Optionee’s cashless election does not cause the stock price on the open market to decrease more than 2% on any one one day.  At such point as the stock price decreases more than 2%, the Stock Plan Administrator will cease the exercise until such time as not to cause further price erosion on that given day.

(b)                                 In connection with a Cashless Exercise, the number of Common Shares issuable pursuant to the Vested Options in respect of which the election to Cashless Exercise was made (item (A) in the formula above) shall be issued thereby reducing the number of Common Shares which may be issued under this Plan.

5.3                               Conditions Precedent to Issuance of Common Shares Upon Exercise

If at any time the Board of Directors determines that any registration, qualification, consent, approval or undertaking is necessary under applicable law or regulatory requirement as a condition of the issuance of any Common Shares upon the exercise of Vested Options, then the issuance of such Common Shares shall not be made unless and until such registration, qualification, consent, approval or undertaking has been obtained free of any condition not acceptable to the Board of Directors.

5.4                               Issuance of Common Shares Upon Exercise

Upon the exercise of Vested Options, the Corporation shall deliver or cause to be delivered to the Optionee a certificate registered in the name of such Optionee or designee representing the number of Common Shares to which the Optionee is entitled upon such exercise, or, in the case of a Cashless Exercise, the Net Amount or a certificate registered in the name of such Optionee or designee representing the Net Number of Common Shares, as applicable.  Certificates representing Common Shares may have a legend reflecting any restrictions on resale under applicable law.

Common Shares issued upon the exercise of Vested Options shall be validly issued as fully paid and non-assessable.  The issuance of such Common Shares shall not require further approval of the Board of Directors and shall be deemed to have occurred on the date that the related Options were exercised.

5.5                               Restrictions on Resale of Common Shares

Any trade of the Optionee in any Common Shares issued to such Optionee pursuant to the exercise of Vested Options, including any sale or disposition for valuable consideration, and any transfer, pledge or encumbrance of such Common Shares, is subject to such regulatory approvals and other restrictions under applicable securities laws as may be applicable at the time of such trade.  Accordingly, the Corporation makes no representation as to the ability of any Optionee to trade in the Common Shares so acquired upon the exercise of Vested Options.

5.6                               Prohibition on Exercise of Vested Options

Notwithstanding any other provision of this Plan or any Option Agreement, no Common Share shall be issued upon the exercise of a Vested Option where such issuance would result in a violation of Article 3.

ARTICLE 6
ADJUSTMENTS TO TERMS OF OPTION AGREEMENTS

6.1                               Alteration in Common Shares

In the event of:

(a)                                 any subdivision or change of the Common Shares of the Corporation into a greater number of Common Shares, the Corporation shall deliver, at the time of any exercise thereafter of an Option, such additional number of Common Shares as would have resulted from such subdivision or change;

(b)                                 any consolidation or change of the Common Shares of the Corporation into a lesser number of Common Shares, the Corporation shall deliver, at the time of any exercise thereafter of an Option, such lesser number of Common Shares as would have resulted from such consolidation or change;

(c)                                  any reclassification of the Common Shares of the Corporation or change of the Common Shares into other shares, or in case of the consolidation, amalgamation or merger of the Corporation with or into any other corporation (other than a consolidation, amalgamation or merger which does not result in a reclassification of the Outstanding Common Shares or a change of the Common Shares into other shares), or in case of any transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation, an Optionee shall be entitled to receive, and shall accept, in lieu of the number of Common Shares to which such Optionee was theretofore entitled under exercise of an Option, the kind and amount of shares and other securities or property which such holder would have been entitled to receive as a result of such reclassification, change, consolidation, amalgamation, merger or transfer.

6.2                               Vesting on Death

In the event of an Optionee’s death, all of the Unvested Options granted to the Optionee will vest on the day immediately preceding the date of such Optionee’s death and the Optionee’s estate will have the right, for a period of 180 days thereafter, to exercise all of the unexercised Options.  Options not exercised within the said 180 day period will automatically terminate.

6.3                               Vesting on Disability

In the event an Optionee becomes entitled to long-term disability payments pursuant to the Corporation’s disability insurance program (or if not a participant in such program, would have been entitled to such payments if the Optionee had been a participant in such program), all of the Unvested Options held by the Optionee will vest on the day immediately preceding the day on which the Optionee becomes entitled to long-term disability payments and the Optionee will have the right, for a period of 180 days thereafter, to exercise all of the Options unexercised.  Options not exercised within the said 180 day period will automatically terminate.

6.4                               Vesting on Retirement

If an Optionee retires pursuant to a retirement policy approved by the Board of Directors, all of the Unvested Options held by the Optionee will vest on the day immediately preceding the date of such Optionee’s retirement and the Optionee will have the right, for a period of 60 days thereafter, to exercise all of the unexercised Options.  Options not exercised within the said 60 day period will automatically terminate.

6.5                               Exercised on Resignation or Termination

If an Optionee resigns from the Corporation or is terminated by the Corporation (with or without cause), or in the case of a Consultant Optionee, their contract with the Corporation expires, such Optionee’s Unvested Options will immediately terminate and be of no further force and effect provided, however, the resigning or terminated Optionee may, subject to the Expiry Date, for a period of 30 days from the date of resignation or termination exercise such Optionee’s Vested Options not previously exercised on the date of resignation or termination.

6.6                               Vesting on Change of Control

If the Board of Directors so determines, all of the Unvested Options held by an Optionee will vest and become Vested Options preceding an event which would result in a Change of Control (as hereinafter defined) and the Optionee will have the right, for such period as the directors may specify, to exercise all of such Optionee’s unexercised Options.  Options not exercised within the said period will terminate.

For the purposes of this clause, “Change of Control” of the Corporation will include and be interpreted as including the following events and circumstances:

(a)                                 the purchase or acquisition of Common Shares or Convertible Securities by a Person (as defined below) which results in the Person beneficially owning, or exercising control or direction over, Common Shares or Convertible Securities such that, assuming only the conversion of Convertible Securities beneficially owned or over which control or direction is exercised by the Person, the Person would beneficially own, or exercise control or direction over, Common Shares carrying the right to cast more than 50% of the votes attaching to all Common Shares which may be cast to elect directors of the Corporation; or

(b)                                 approval by the shareholders of the Corporation of:  (i) an amalgamation, arrangement, merger or other consolidation or combination of the Corporation with another corporation pursuant to which the shareholders of the Corporation immediately thereafter do not own shares of the successor or continuing corporation which would entitle them to cast more than 50% of the votes attaching to all shares in the capital of the successor or continuing corporation which may be cast to elect directors of that corporation; (ii) the liquidation, dissolution or winding-up of the Corporation; or (iii) the sale, lease or other disposition of all or substantially all of the assets of the Corporation.

For the purposes of this clause, “Person” means:  (a) an individual; (b) a partnership; (c) a corporation, an incorporated association, an incorporated syndicate or any other incorporated organization; (d) an unincorporated association, an unincorporated syndicate or any other unincorporated organization; (e) a trust:  (f) a trustee, an executor, an administrator or any other legal representative; or (g) Her Majesty in right of Canada or any province thereof.  Where any two or more Persons acting jointly or in concert or are Persons associated or affiliated with each other, within the meaning of the Business Corporations Act (Alberta), then the Common Shares and Convertible Securities acquired by each of them will be included in the calculation of a Change of Control.

For the purposes of determining when a Change of Control occurs by Persons acting jointly or in concert, Change of Control will be deemed to occur when the Persons first attempt to act, or in fact act, jointly or in concert.

For the purposes of determining who has made an acquisition referred to in this clause, it will be construed and interpreted as being the beneficial owner.

In the event that the Board of Directors decides that there has been a Change of Control and determines to accelerate the vesting of Options, the Optionee or such Optionee’s legal representatives will be given written notice by the Corporation of the Change of Control and acceleration of options in accordance with the provisions of this Plan and the period to exercise Options will commence on the day notice is given.

6.7                               Blackout Period

Should the expiration of the term of an Option fall within a period during which a Optionee cannot exercise an Option pursuant to a Corporation policy respecting restrictions on employee or insider trading which is in effect at that time (which, for greater certainty, does not include the period during which a cease trade order is in effect to which the Corporation or in respect of an Insider, that Insider, is subject) (a “Blackout Period”) or within nine business days following the expiration of a Blackout Period, such expiration date shall be automatically extended without any further act or formality to that date which is the tenth business day after the end of the Blackout Period, such tenth business day to be considered the expiration of the term of such option for all purposes under the Plan.  Notwithstanding section 2.5, the ten business day period referred to in this section 6.7 may not extended by the Board of Directors.

ARTICLE 7
GENERAL

7.1                               Governing Law

This Plan and each Option granted under this Plan shall be governed by and construed in accordance with the laws of the Province of Alberta and any Option Agreement entered into pursuant to this Plan shall be treated in all respects as an Alberta contract.

7.2                               Enurement

This Plan and any Option Agreement entered into pursuant to this Plan shall enure to the benefit of and be binding upon the Corporation, its successors and assigns.  The interest of any Optionee under this Plan or under any Option Agreement is not transferable or alienable by the Optionee either by assignment or in any other manner and, during such Optionee’s lifetime, is vested only in such Optionee, but, subject to the terms of this Plan and of the Option Agreement, shall enure to the benefit of and be binding upon such Optionee’s legal personal representatives.

7.3                               Conflict

In the event of a conflict between the terms of this Plan and an Option Agreement, the terms of this Plan shall prevail.

7.4                               Waiver

No waiver by the Corporation of any term of this Plan or any breach of this Plan by an Optionee is effective or binding on the Corporation unless it is expressed in writing and any waiver so expressed does not limit or affect its rights with respect to any other or future breach.

7.5                               Time is of the Essence

Time is of the essence of this Plan.

ARTICLE 8
EFFECTIVE DATE

8.1                               Effective Date

This Plan was adopted by the Board of Directors on October 18, 2005 to be effective from October 19, 2005, amended by the Board of Directors on June 20, 2007, March 25, 2010, May 10, 2012, and further amended by the Board of Directors on April , 2017.  Should any changes to the Plan be required by any securities commission or other governmental body of any province of Canada to which the Plan has been submitted or by any stock exchange on which the Common Shares may from time to time be listed, such changes shall be made to the Plan in accordance with Section 2.5 as necessary to conform with such requests and, if such changes are approved by the Board of Directors, the Plan, as amended shall remain in full force and effect in its amended from as of and from October 19, 2005.

APPENDIX “A”

EPSILON ENERGY LTD.

STOCK OPTION AGREEMENT
Dated:  •

GRANTED BY:	EPSILON ENERGY LTD. (the “Corporation”)

TO:	(the “Optionee”)

1.                                      The Optionee acknowledges receipt of a copy of the Corporation’s Stock Option Plan (the “Plan”) and agrees that the terms and conditions of the Plan will govern the options granted pursuant to this Agreement.  Defined terms used in this Agreement have the meanings set out in the Plan.

2.                                      The Corporation grants to the Optionee Options to purchase Common Shares of the Corporation as set out below on the terms and conditions as set out in this Agreement and in the Plan.  The Plan is incorporated in this Agreement by reference and attached to this Agreement

Number of Common Shares	Exercise Price	Vesting Date	Expiry Date

3.                                      Subject to the terms of the Plan, the Options granted by this Agreement shall vest on the respective Vesting Dates stipulated above, shall expire on the respective Expiry Date(s) stipulated above and shall be exercisable at the Exercise Price(s) stipulated above.

4.                                      The Plan contains provisions permitting the termination of the Plan and outstanding Options, changes to outstanding Options and the compulsory acquisition of outstanding Options in certain circumstances.  The Optionee is encouraged to read and understand the provisions of the Plan.

5.                                      The addresses for service of the parties are:

Epsilon Energy Ltd.

150 Jardin Dr., Suite #9

Concord, Ontario L4K 3P9

CANADA

Fax:  (905) 669-8220

and the Optionee:

Name:

Address:

City/Town, Province:

Postal Code:

Any party may from time to time change its address for service by written notice to the other party.  All notices may be served by personal delivery or by mailing the same by registered post, postage prepaid, in a properly addressed envelope, addressed to the party to whom the notice is to be given at their address for service under this Agreement.

6.                                      The Options under this Option Agreement shall not be transferable or assignable by Optionee.  In the event of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern.

7.                                      Time is of the essence of this Agreement.

8.                                      This Agreement is subject to the laws of the Province of Alberta.

EPSILON ENERGY LTD.

Per:

Witness		Signature of Optionee

APPENDIX “B”

EPSILON ENERGY LTD.

NOTICE OF EXERCISE OF OPTIONS

Epsilon Energy Ltd.

150 Jardin Dr., Suite #9

Concord, Ontario L4K 3P9

CANADA

Tel:	(905) 738-7877
Fax:	(905) 669-8220

Dear Sirs:

The undersigned Optionee gives notice to exercise Vested Options to acquire Common Shares of Epsilon Energy Ltd. as follows:

Date of Option Grant:
Option Exercise Price:	$
No. of Options Exercised:
Aggregate Option Exercise Price:	$

My cheque in the amount of the aggregate option exercise price is enclosed.  Please proceed to issue a certificate to me for the Common Shares to which I am entitled upon exercise of this Option.

Yours truly,

Signature of Optionee

Name of Optionee

REGISTRATION INSTRUCTIONS:

Name:

Address: